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                                                                    EXHIBIT 10.3

                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                [July 30, 1991]

     This First Amendment to LOAN and Security Agreement (the "Amendment") is made and entered into as of July 30, 1991, by and between RED MAN PIPE & SUPPLY co., an oklahoma corporation ("Borrower"), and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender").

                            PRELIMINARY STATEMENTS:

     1. Borrower and Lender entered into that certain LOAN and Security Agreement dated as of May 3, 1991, governing the terms of up to $25,000,000 in revolving credit loans (the "Agreement").

     2. Borrower and Lender desire to amend the Agreement to make certain revisions more particularly described herein.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained, subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1. Definitions. Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise provided herein.

     2.  Interest and Charges.

         (a) Section 3.1(H)(i)(A) of the Agreement is hereby deleted, and in place thereof shall be the following:

             "(A) The Average Daily Availability for the six months ending October 31, 1991 shall equal or exceed twenty percent (20%) of the Average Daily Loan Balance for such period;"

         (b) Section 3.1(H)(ii)(A) of the Agreement is hereby deleted, and in place thereof shall be the following:

             "(A) The Average Daily Availability for the twelve months ending October 31, 1992 shall equal or exceed twenty percent (20%) of the Average Daily Loan Balance for such period;"



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         (c) Section 3.1(H)(iii)(A) of the Agreement is hereby deleted, and in place thereof shall be the following:

             "(A) The Average Daily Availability for the six months ending April 3O, 1993 shall equal or exceed twenty percent (20%) of the Average Daily Loan Balance for such period;"

     3. Conditions. The obligation of Lender to be bound by the provisions hereof shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

         (a) Lender shall have received the following, duly executed by each party thereto, other than Lender:

             (i)    this Amendment; and

             (ii) all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

         (b) As of the date hereof, there shall exist no Default or Event of Default.

         (c) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

         (d) The representations and warranties contained in the Agreement, as amended hereby, and the other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

         (e) No material adverse change shall have occurred in the business operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

         (f) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

     4. Expenses. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and

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administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     5. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. The Agreement, as amended hereby, shall continue to secure the obligations described therein, and the other Agreements shall continue to secure the obligations and indebtedness described therein, whether or not such other Agreements shall be expressly supplemented or amended in connection with this Amendment.

     6. Counterparts. This Amendment may be executed in any number cf counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

     EXECUTED as of the date first above written.

                              RED MAN PIPE & SUPPLY CO.

                              By: /s/ DEE PAIGE
                              Name: DEE PAIGE
                              Title: V.P. - FINANCE

                              BARCLAYS BUSINESS CREDIT, INC.

                              By: /s/ MICHAEL A.  PARKER
                              Name: MICHAEL A.  PARKER
                              Title: S.V.P.

The undersigned Guarantor, having guaranteed to Lender the payment of the Obligations as such term is defined in the Unconditional Limited Guaranty (the "Guaranty") executed by Guarantor on May 3, 1991, hereby acknowledges, confirms, and agrees that (i) the execution and delivery of this Amendment does not alter, affect, diminish, release or reduce his liability under the Guaranty, and (ii) the Guaranty is in full force and effect to secure the obligations described therein.

                              /s/ LEWIS B.  KETCHUM
                              LEWIS B. KETCHUM



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